BAINBRIDGE SECURITIES INC.


                                 CODE OF ETHICS

                                 AS OF 8/1/2005


I.   BACKGROUND
--   ----------

Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") addresses conflicts of interest that arise from personal trading activities of the personnel of a principal underwriter to a registered investment company. In particular, Rule 17j-1 prohibits fraudulent, deceptive or manipulative acts by such personnel in connection with their personal transactions in securities that are held by or to be acquired by an investment company. The Rule also requires the principal underwriter to an investment company to adopt a code of ethics containing provisions reasonably necessary to prevent fraudulent, deceptive or manipulative acts and requires certain persons to report their personal securities transactions.

II.  POLICY STATEMENT
     ----------------

In accordance with the requirements of Rule 17j-1, Bainbridge Securities Inc. adopts this Code of Ethics on August 1, 2005. Our Code of Ethics is based on the principle that Bainbridge officers, directors and registered representatives owe a fiduciary duty to the shareholders of the Church Capital Money Market Fund and the Church Capital Value Trust to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (1) serving their own personal interests ahead of those of the shareholders, (2) taking advantage of their position, and (3) creating any actual or potential conflicts of interest.

     I. DEFINITIONS. As used in this Code of Ethics, the following terms shall have the following meanings:

     (a) "Access Person" shall mean any director or officer of Bainbridge Securities who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by the Funds, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Funds regarding the purchase or sale of Securities.
     (b) "Beneficial ownership" shall have the same meaning as in Rule 16a-1(a)(2) for the purposes of Section 16 of the Securities Exchange Act of 1934. Generally, a person is considered the beneficial owner of Securities if the person has a pecuniary interest in the Securities and includes Securities held by members of the person's immediate family sharing the same household, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, the person obtains from such Securities benefits substantially equivalent to those of ownership





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     (c)  "Board  of   Directors"   shall  mean  a  board  of  directors  of  an
          incorporated   investment  company  or  a  board  of  trustees  of  an
          investment company created as a common-law trust.
     (d) "Fund" shall mean an investment company registered under the 1940 Act for which the Company or an affiliate serves as principal underwriter, administrator, fund accountant or transfer agent.
     (e) "SECURITY" SHALL HAVE THE SAME MEANING SET FORTH IN SECTION 2(A)(36) OF THE 1940 ACT, EXCEPT THAT IT SHALL NOT INCLUDE SHARES OF REGISTERED OPEN-END INVESTMENT COMPANIES OTHER THAN THE FUNDS LISTED IN "EXHIBIT A," AS AMENDED FROM TIME TO TIME; DIRECT OBLIGATIONS OF THE U.S.
          GOVERNMENT;   BANKER'S  ACCEPTANCES;  BANK  CERTIFICATES  OF  DEPOSIT;
          COMMERCIAL  PAPER;  AND  HIGH-QUALITY   SHORT-TERM  DEBT  INSTRUMENTS,
          INCLUDING REPURCHASE AGREEMENTS.
     (f) A "Security held or to be acquired by the Funds" shall mean (1) any Security which, within the most recent fifteen (15) days, is or has been held by a Fund or is being or has been considered by a Fund or a Fund's investment adviser for purchase by such Fund, or (2) any option to purchase or sell, and any Security convertible into or exchangeable for, any such Security.
     (g) "Transaction" shall mean any purchase, sale or any type of acquisition or disposition of securities, including the writing of an option to purchase or sell Securities.

     II. PROHIBITION ON CERTAIN ACTIONS. The Company and its affiliated persons shall not, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by the Funds:

     1.   Employ any device, scheme or artifice to defraud the Funds;
     2. Make any untrue statement of a material fact to the Funds or to omit to state a material fact necessary in order to make the statements made to the Funds, in light of the circumstances under which they are made, not misleading;
     3. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Funds; or
     4.   Engage in any manipulative practice with respect to the Funds.

     III. QUARTERLY REPORTING OF SECURITIES TRANSACTIONS. Each officer, employee and registered representative of Bainbridge shall file with the Compliance Officer (Christy Oeth) all personal Security transactions for that quarter. The form attached as "Exhibit B," Personal Securities Transaction Record, may be used for this purpose or IN THE ALTERNATIVE THE FILING PARTY MAY HAVE BROKERAGE STATEMENTS SENT DIRECTLY TO THE COMPLIANCE OFFICER. All such reports and/or brokerage statements will be reviewed by the Compliance Officer. Any employees whose functions are solely and exclusively clerical or ministerial are exempt from these filing requirements.

     IV. INITIAL AND ANNUAL REPORTING OF HOLDINGS. Each ACCESS PERSON of Bainbridge (as defined above) shall file, no later than ten (10) days after he or she becomes an Access Person, an initial holdings report listing all Securities beneficially owned by such Access Person as of the date he or she became an Access Person. On an annual basis, each Access Person of the Company shall file with the Compliance Officer a holdings report listing all Securities beneficially owned by such Access Person; such report must be current as of a date no more than thirty (45) days before the report is submitted. Any such initial or annual report



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shall set forth the following  information:  (1) the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership; (2) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of such Access Person; and (3) the date that the report is submitted by the Access Person.

     V. DISCLAIMER OF BENEFICIAL OWNERSHIP. Any person may include, in any report required under Sections III or IV, a disclaimer as to the beneficial ownership in any securities covered by the report.

     VI. SANCTIONS. If any person violates any provisions set forth in this Code of Ethics, the Secretary of the Company shall impose such sanctions as he deems appropriate including, but not limited to, a letter of censure or termination of employment, censure, fines, freezing of one's personal account or Securities in that account for a specified time frame.

     VII. REPORTING TO BOARD OF DIRECTORS. At least once each year, the Compliance Officer of Bainbridge shall provide the Board of Directors of each Fund with a written report that (1) describes issues that arose during the previous year under this Code of Ethics including, but not limited to, information about material violations and sanctions imposed in response to those material violations, and (2) certifies to the Board of Directors that the Company has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics.

     VIII. NOTIFICATION OF REPORTING OBLIGATION. Bainbridge's Compliance Officer shall identify all persons who are required to make the reports required under Sections III and IV and shall inform those persons of their reporting obligation.

     IX. RETENTION OF RECORDS. Bainbridge will maintain the following records, for the time periods and in the manner set forth below, at its principal place of business at 301 Oxford Valley Rd, Suite 801B, Yardley, PA 19067:

     1. A copy of this Code of Ethics, and each code of ethics previously in effect for the Company at any time within the past five years, must be maintained in an easily accessible place.
     2. A record of any violation of the Company's code of ethics, and any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.
     3. A copy of each report or brokerage statements required to be made or provided by an Access Person pursuant to this Code of Ethics must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.
     4. A record of all persons, currently or within the past five years, who are or were required to make reports under Sections III and IV, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.
     5. A copy of each report required to be made by the Compliance Officer of the Company to the Board of Directors of each Fund pursuant to Section VIII must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.



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                                    EXHIBIT A

                    REGISTERED OPEN-END INVESTMENT COMPANIES
                SUBJECT TO THE REQUIREMENTS OF THE CODE OF ETHICS


             Church Capital Investment Trust
                   Church Capital Value Trust
                   Church Capital Money Market Fund











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
                                                                                                          EXHIBIT B

                                       PERSONAL SECURITIES TRANSACTION REPORT

----------------------------------------------------           ----------------------------------------------------
Name (please print)                                                                                  Quarter Ending

INSTRUCTIONS:   Record  all  applicable  security  transactions  which  are  not specifically  excepted by the Code of Ethics.  To indicate no transactions, the word "NONE" must appear. This form must be returned within 10 calendar days after the close of each quarter.

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                                    Number of
                                     Shares/
               Purchase/Sale/       Principal
   Date            Other             Amount             Title of Security        Price       Broker/Dealer/Bank
-------------------------------------------------------------------------------------------------------------------

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Please  disclose below any  securities  account over which you have a beneficial interest and which was established during the quarter covered by this report.

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       Account Registration                   Broker/Dealer/Bank                Account No.            Date
                                                                                                    Established
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I acknowledge that the  transactions  listed above  comprise all  transactions executed in accounts in which I have a beneficial interest.

----------------------------------------------------           ----------------------------------------------------
Signature of Access Person                                     Approved

----------------------------------------------------           ----------------------------------------------------
Date of Filing                                                 Date Approved




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                                                                                                          EXHIBIT C
                                               INITIAL HOLDINGS REPORT

Name of Reporting                                           Date Person Became
Person:                                                     Subject to the Code:
                     ---------------------------------                            ---------------------------------

Date Report Due:                                            Date Submitted:
                     ---------------------------------                            ---------------------------------

Information Provided                                        [NOTE: Date person became subject  to  Code  and  as of
as of:                                                      date should be the same.]
                     ---------------------------------

SECURITIES HOLDINGS*  (Note:  Holdings in both Public and Private (i.e., limited offerings) Covered Securities are required to be reported, unless otherwise exempted under the Code.)

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                 Name of Issuer and                         No. of Shares       Principal Amount, Maturity Date and
              Title of Covered Security                    (if applicable)         Interest Rate (if applicable)
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__   I have no holdings in Covered Securities to report.

__   I have holdings in Covered  Securities to report and I have either supplied all of the required information on this form  or have  attached a  copy of my most recent account  statement that contains all of the information listed above.

*    The report or  recording of any holding in Covered  Securities  noted  above  will  not  be  construed  a s an admission that I have  beneficial  ownership of one or more of the Covered Securities reported above.

SECURITIES ACCOUNTS

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             Name of Broker, Dealer or Bank                           Name(s) on and Type of Account
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__   I have no securities accounts to report.

I  certify  that  I  have included  on  this report  all holdings in Covered Securities and accounts required to be reported pursuant to the Code of Ethics.

-------------------------------------------------------------------------------------------
(Signature)                                                 (Date)




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                                                                                                          EXHIBIT C

                                              ANNUAL HOLDINGS REPORT

Name of Reporting                                           Calendar Year Ended:
Person:                                                                           ---------------------------------
                     ---------------------------------

Date Report Due:                                            Date Submitted:
                     ---------------------------------                            ---------------------------------

Information Provided                                        [NOTE: Information should be current as of  a  date  no
as of:                                                      more than 45 days before this report is submitted.]
                     ---------------------------------

SECURITIES HOLDINGS*  (Note:  Holdings in both Public and Private (i.e., limited offerings) Covered Securities  are required to be reported, unless otherwise exempted under the Code.)
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            Name of Issuer and                    No. of Shares            Principal Amount, Maturity Date and
        Title of Covered Security                 (if applicable)             Interest Rate (if applicable)
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__   I have no holdings in Covered Securities to report for the year.

__   I have holdings in Covered  Securities to report and I have either supplied all of the required information on this form or have attached a copy of my most recent account statement(s) that contains all of the  information listed above.

*    The report  or  recording  of  any  holdings  in  Covered  Securities  noted above will not be construed as an admission that I have  beneficial  ownership of one or more of the Covered Securities reported above.

Securities Accounts
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          Name of Broker, Dealer or Bank              Date Account Was         Name(s) on and Type of Account
                                                         Established
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__   I have no securities accounts to report for the year.

I  certify that  I  have  included  on  this  report all holdings in Covered Securities and accounts required to be reported pursuant to the Code of Ethics.

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(Signature)                                     (Date)

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